Exhibit 99.(q)(1)

THE ALGER FUNDS

THE ALGER AMERICAN FUND

THE ALGER INSTITUTIONAL FUNDS

THE SPECTRA FUNDS

CASTLE CONVERTIBLE FUND, INC.

THE CHINA-U.S. GROWTH FUND

Power of Attorney

The person whose signature appears below hereby constitutes and appoints Hal Liebes, Lisa A. Moss and Barry J. Mullen, and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the above-referenced Funds’ Registration Statements on Form N-1A or N-2, as applicable, (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David Rosenberg	Board Member	March 21, 2007
David Rosenberg

THE ALGER FUNDS

THE ALGER AMERICAN FUND

THE ALGER INSTITUTIONAL FUNDS

SPECTRA FUND

CASTLE CONVERTIBLE FUND, INC.

THE CHINA-U.S. GROWTH FUND

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Hal Liebes, Lisa A. Moss and Barry J. Mullen, and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the above-referenced Funds’ Registration Statements on Form N-1A or N-2, as applicable, (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Daniel C. Chung	President (Principal	December 12, 2006
Daniel C. Chung	Executive Officer)

/s/ Frederick A. Blum	Treasurer (Chief Financial	December 12, 2006
Frederick A. Blum	and Accounting Officer)

/s/ Hilary M. Alger	Board Member	December 12, 2006
Hilary M. Alger

/s/ Stephen E. O’Neil	Board Member	December 12, 2006
Stephen E. O’Neil

/s/ Charles F. Baird, Jr.	Board Member	December 12, 2006
Charles F. Baird, Jr.

/s/ Roger P. Cheever	Board Member	December 12, 2006
Roger P. Cheever

/s/ Lester L. Colbert, Jr.	Board Member	December 12, 2006
Lester L. Colbert, Jr.

/s/ Nathan E. Saint-Amand, M.D.	Board Member	December 12, 2006
Nathan E. Saint – Amand, M.D.